Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of Verus International, Inc. on Form S-1, of our report dated March 19, 2019 with respect to our audit of the consolidated financial statements of Verus International, Inc. and its subsidiaries, Inc. as of October 31, 2018 and 2017, and for years then ended, which report is included in this Registration Statement.

/s/ Assurance Dimensions
Certified Public Accountants

Coconut Creek, Florida

June 7, 2019